Exhibit 16.1

Securities and Exchange Commission

450 5th Street NW

Washington, DC 20549

Gentlemen:

I have read and agree with the representations in Item 8 of Form 10-KSB of Kubla Khan, Inc., for the fiscal year ended December 31, 2003, relating to Randy Simpson CPA, P.C., Independent Auditor.

/s/ Randy Simpson, CPA, P.C.
Salt Lake City, Utah

April 9, 2004